ROY G. HALE
                        Certified Public Accountant
301-870-3374                                                  P.O Box 2634
301-934-4600                                                  La Plata, MD 20646


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the inclusion of my independent audit report, dated April 28, 2008, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by Copley Fund, Inc., relating to the audited financial statements, as of February 29, 2008, as reissued, referred to therein.

I also consent to the reference of my practice as an independent certified public accountant.




                                          /s/Roy G. Hale
                                          Roy G. Hale
                                          Certified Public Accountant


July 16, 2008
La Plata, Maryland